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                                                                      EXHIBIT 21

                      LIST OF REGISTRANT'S SUBSIDIARIES


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
  1.    Universal Forest Products of Canada, Inc., a Canadian Corporation.

  2.    Universal Forest Products de Mexico, S.A. de C.V., a Mexican Corporation.

  3.    Universal Forest Products Eastern Company, Inc., a Michigan Corporation.

  4.    Universal Forest Products Southern Company, Inc., a Michigan Corporation.

  5.    Universal Forest Products Midwest Company, Inc., a Michigan Corporation.

  6.    Universal Forest Products Southwest Company, Inc., a Michigan Corporation.

  7.    Universal Forest Products Far West Company, Inc., a Michigan Corporation.

  8.    Universal Forest Products Properties Company, Inc., a Michigan Corporation.

  9.    Universal Forest Products Holding Company, Inc., a Michigan Corporation.

 10.    Universal Forest Products - FSC, Inc., a Barbados Corporation.

 11.    Consolidated Building Components, Inc., a Pennsylvania Corporation.

 12.    Universal Forest Products Reclamation Center, Inc., a Michigan Corporation.
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